UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 7, 2012 (May 3, 2012)

SOLAR SENIOR CAPITAL LTD.

(Exact name of registrant as specified in its charter)

Maryland	814-00849	27-4288022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Park Avenue

New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Solar Senior Capital Ltd. (the “Company”) held its Annual Meeting of Stockholders on May 3, 2012 and submitted two matters to the vote of the stockholders. A summary of the matters voted upon by shareholders is set forth below.

1. Stockholders elected one nominee for director, to serve for a three-year term to expire at the 2015 Annual Meeting of Stockholders based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
David S. Wachter	6,462,078	116,848	—

2. Stockholders approved a proposal to authorize the Company, with the approval of its Board of Directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings subject to certain conditions (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such offering) based on the following votes:

	For	Against	Abstain	Broker Non-Votes
With Affiliates	5,775,811	751,684	51,431	—
% of Voted	87.79%	11.42%	0.78%	—
% of Outstanding	60.79%	7.91%	0.54%	—
Without Affiliates	3,179,481	751,684	51,431	—
% of Voted	79.83%	18.87%	1.29%	—
% of Outstanding	46.12%	10.90%	0.75%	—

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2012	SOLAR SENIOR CAPITAL LTD.

	By:	/s/ Nicholas Radesca
Nicholas Radesca
Chief Financial Officer